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                                                                  EXHIBIT 4.18

LLOYDS BANK
COMMERCIAL
SERVICE




STRICTLY PRIVATE & CONFIDENTIAL
R. Glasspole Esq.,
Financial Controller
Sun Hydraulics Ltd.
Wheler Road
Seven Stars Industrial Estate
Whitley
Coventry
CV3 4LA



                                                    6 June, 1996

Dear Mr. Glasspole,

OVERDRAFT & OTHER FACILITIES

We Lloyds Bank Plc (the "Bank") are pleased to offer to Sun Hydraulics Limited an overdraft facility on account number 0069308 on the following terms and conditions.

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AMOUNT                            The maximum aggregate amount outstanding
------ under the facility at any one time shall not exceed L.250,000.

AVAILABILITY                      Any amounts from time to time owing under the
------------                      facility are repayable on demand but it is
                                  the Bank's present intention to make the facility available until 30th June 1997 or such later date as may from time to time be advised in writing by the Bank. The amounts owing at any time may include interest, costs and charges debited to the account in accordance with the terms of this letter.

INTEREST                          Interest will be payable on amounts owing up
--------                          to the aforesaid limit at 2% per annum over
                                  the Bank's Base Rate from time to time
                                  (currently 7.75% per annum in total).

                                  Interest will be payable on amounts owing in excess of the agreed limit at Lloyds Bank Unauthorised Overdraft Rate (presently 2% per Annual Rate 24%).

                                  Interest will be debited to the account
                                  monthly in arrears (normally on the 20th of each month or on the next working day) and additionally on the date upon which the facility ceases to be available.

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LLOYDS BANK                          - 2 -
COMMERCIAL
SERVICE




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                                  The facility is provided on overdraft in the
                                  expectation that the account will continue to show a full swing during the period of the facilities. If the account remains continually overdrawn, the minimum cleared debit balance will be treated as hardcore borrowing and will be charged at 0.5% over the interest rate specified above.

                                  The interest rates may be varied (either up or down) by the Bank at any time. Notices of changes will be displayed in all UK Branches of the Bank and in the press.

COSTS AND CHARGES                 Charges will be payable on the account as
-----------------                 follows:

                                  1. L.190 per month fixed for a period of one year from the date of this letter.

                                  2.  Special services will continue to be
                                  charged by way of a separate charge as used.

                                  These charges will be debited to the account and may be varied by the Bank at any time and notice of changes will be advised to you.

                                  A management fee of L.625 is payable. This will be debited to the account in the next few days.

                                  All costs and expenses incurred by the Bank in preserving or enforcing the security referred to below shall be debited to the account under advice to you.

OTHER FACILITIES                  In addition to the overdraft facility we are
----------------                  pleased to offer to the Company the
                                  facilities on the attached schedule.

                                  These additional facilities will be available upon such terms and conditions as shall from time to time be required by the Bank and may be cancelled by the Bank at any time but is the Bank's present intention to keep these facilities in place for the period of availability of the overdraft facility. The Company liability in respect of any utilisation of these facilities may, however, extend beyond such period of availability.

SECURITY                          It is a condition of the facilities that
--------                          amounts owing shall be secured by the
                                  following. Any security which is not already in place is to be provided to the Bank in a form acceptable to the Bank.

                                  1.      A Debenture in the Bank's standard
                                          form on the Company's undertaking
                                          property and assets.

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Lloyds Bank                          - 3 -
Commercial
Service



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                                  2.       A first legal charge in the Bank's
                                           standard form over the property at
                                           Wheler Road, Seven Stars Industrial
                                           Estate, Coventry.

FINANCIAL INFORMATION             Whilst the facilities remain available you
---------------------             should provide to the Bank copies of:

                                  a)      your Audited Annual Accounts
                                          encompassing a Cashflow Statement,

                                  b)      your quarterly Management Accounts,
                                          and

                                  c)      a copy of the Sun Group of Companies
                                          Financial Statements.  These figures
                                          will be provided by Cindy Loadman
                                          direct to the Bank.

                                  as soon as possible after the end of the period to which they relate which shall not be later than 150 days in respect of your annual accounts or 30 days in respect of your management accounts from the end of each relevant period.

                                  The figures so provided should demonstrate that the aggregate value of the Company's good book debts, cash in hand, quoted investments and stock in trade (unaffected by retention of title claims) equals or exceeds 100% of the Company's overdraft liability to the Bank.

OTHER REQUIREMENTS                The Bank will be looking to the Company to
------------------                meet the 1996 profit projection, progress
                                  being monitored against quarterly Management
                                  Accounts.

PERIOD OF OFFER                   Please confirm your acceptance of the
---------------                   facilities offered by returning the attached
                                  duplicate of this letter with the
                                  acknowledgement signed in accordance with the bank mandate currently held by the Bank. If such confirmation is not received by this office by 21st June 1996 the offer will lapse.
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Yours faithfully,
For and on behalf of Lloyds Bank Plc



Manager
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LLOYDS BANK                          - 4 -
COMMERCIAL
SERVICE



We hereby acknowledge and accept the terms of your offer dated 6 June, 1996 of which this is a duplicate and agree all the terms and conditions therein contained.

For and on behalf of SUN HYDRAULICS LIMITED.



Signed By        R. Glasspole                  (name)
          -------------------------------------


             /s/  R. Glasspole                 (signature) [ ]
          -------------------------------------



          _____7 June_________________________1996____(date)


[ ]to be signed in accordance with the account mandate held by the Bank.
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LLOYDS BANK                          - 5 -
COMMERCIAL
SERVICE



                          SCHEDULE OF OTHER FACILITIES


The following additional facilities are available:

                          1. an indemnity line of L.120,000 to cover bonds and guarantees issued by the Bank or its correspondents on the Company's behalf. The total value of all such bonds and guarantees that may be outstanding at any one time may not exceed the limit detailed above. You should note that the total liability of the Bank under certain custom and excise guarantees is twice the amount quoted on the guarantee. Charge to continue at 1.5% per annum.

                          2. an open credit facility of L.1,000 to cover arrangements to cash the Company's cheques at other banks or at branches of the Bank other than Coventry branch. The limit detailed above is the maximum value of cheques that may at any one time have been cashed but not yet forwarded to the Bank's Coventry branch for payment.

                          3. an Negotiation facility of L.20,000 to cover the negotiation by the Bank of cheques and bills of exchange payable abroad with recourse to the Company. the limit detailed above is the maximum total amount of proceeds paid to the Company in respect of cheques and bills of exchange which the Bank anticipates at any point in time be unpaid by the drawer thereof. For this purpose the Bank will assume payment after [30] days if not actually advised of payment or non-payment, but this shall not prejudice the Bank's right of recourse to the Company if advice of non-payment is received at any time thereafter.

                          4. a new Revolving Loan facility of L.800,000 subject to the terms and conditions set out in a Loan Facility Letter to follow.